EXHIBIT 3.1



                       CONTRACT FOR PRIVATE SALE OF STOCK


         This CONTRACT FOR PRIVATE SALE OF STOCK (the "AGREEMENT"), dated as of November 30, 2000, by and between FUTURE ARTS, LTD. ("BUYER"), whose address is 29 Kehicat Sofia, Tel Aviv, Israel, BP SOFTWARE, LTD. ("SELLER"), a Texas limited partnership, having an address of 15851 Dallas Parkway, Suite 1120, Addison, Texas 75001, with reference to the following facts:

                                R E C I T A L S:
                                ----------------

         WHEREAS, Seller is currently the owner of eight million two hundred thirty-one thousand fifty-four (8,231,054) shares (the "SHARES") of the common stock of recordLab Corporation, a Washington corporation ("RECORDLAB"); and

         WHEREAS, Buyer desires to privately purchase four million (4,000,000) of the Shares ("SUBJECT SHARES") for the sum of Eighty Thousand Dollars ($80,000.00); and

         WHEREAS, subject to the terms and conditions of this Stock Purchase Contract and the terms and conditions set forth in related written agreements of even date herewith executed by and between Seller and Buyer, Seller has agreed to sell the Subject Shares to Buyer for the price Buyer has offered.

         NOW THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
                                 SALE OF STOCK
                                 -------------

         ARTICLE 1.1 PURCHASE AND SALE. Upon execution of this Agreement, Seller will sell and deliver to Buyer the Subject Shares, which are represented by stock certificate numbers 6146, 6147, 6148, 6149, collectively the "SUBJECT SHARES CERTIFICATE").

         ARTICLE 1.2 PURCHASE PRICE. The Purchase Price for the Subject Shares shall be Eighty Thousand Dollars ($80,000.00) (the "PURCHASE PRICE"), and shall be paid by Buyer to Seller pursuant to the terms of that certain Secured Non-recourse Promissory Note of even date herewith (the "NOTE") executed by Buyer and Seller concurrently herewith, and the terms of that certain Stock Pledge and Security Agreement of even date herewith (the "PLEDGE") executed by Buyer and Seller concurrently herewith.

                                       1.
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ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

         ARTICLE 2.1 DUE ORGANIZATION: AUTHORIZATION: DUE EXECUTION. Seller is a limited partnership, duly organized and validly existing under the laws of the State of Texas. Seller has full power and authority to execute and deliver this Stock Purchase Contract and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Stock Purchase Contract has been duly executed and delivered by Seller and assuming the due execution and delivery hereof by Buyer, this Stock Purchase Contract constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, moratorium (whether general or specific) or other similar laws now or hereafter in effect relating to creditors rights generally or by general equitable principles.

         ARTICLE 2.2 OWNERSHIP OF COMMON STOCK. The Seller owns beneficially and of record all of the Subject Shares. Upon execution by Buyer of this Stock Purchase Contract, the Note and the Pledge, Seller will deliver to Buyer good title to the Subject Shares, free and clear of any liens other than any restrictions imposed by federal and state securities laws.

         ARTICLE 2.3 BROKERS AND FINDERS. Seller has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Stock Purchase Contract who might be entitled to a fee or commission in connection with such transactions.

         ARTICLE 2.4 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Stock Purchase Contract has either been consented to by all parties whose consent is required or will not require the consent of any party to any contract, agreement or other instrument or obligation to which Seller is a party; nor conflict with, result in any violation or breach of, any of the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which Seller is a party; nor violate or conflict with any other material restriction to which Seller is subject, that would individually or in the aggregate, have a material adverse effect on Seller's ability to consummate the Stock Purchase Contract.

ARTICLE 3

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

         Buyer hereby represents and warrants as follows:

         ARTICLE 3.1 DUE ORGANIZATION: AUTHORIZATION: DUE EXECUTION. Buyer is a duly organized and validly existing under the laws of the State of Israel. Buyer has full power and authority to execute and deliver the Stock Purchase Contract and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Stock Purchase Contract has been duly executed and delivered by Buyer and, assuming the due execution and delivery hereof by Seller, this Stock Purchase Contract constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforcement thereof may be limited by insolvency, bankruptcy, moratorium (whether general or

                                       2.

specific) or other similar laws now or hereafter in effect relating to creditors' rights generally or by general equitable principles.

         ARTICLE 3.2 NO VIOLATION OR CONFLICT. The execution, delivery and performance of this Stock Purchase Contract will not (i) require the consent of any party to, or conflict with, result in any violation or breach of, any of the terms, conditions or provisions of any contract, agreement or other instrument or obligation to which Buyer is a party; or (ii) violate or conflict with any other material restriction to which Buyer is subject, that would individually or in the aggregate, have a material adverse effect on Buyer's ability to consummate this Stock Purchase Contract.

         ARTICLE 3.3 BROKERS AND FINDERs. Buyer has not employed, and is not subject to the valid claim of, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Stock Purchase Contract who might be entitled to a fee or commission in connection with such transactions.

ARTICLE 4
                                  MISCELLANEOUS
                                  -------------

         ARTICLE 4.1 MISCELLANEOUS.

         a. PREPARATION OF STOCK PURCHASE CONTRACT. It is acknowledged by each party that such party either had separate and independent advice of counsel or the opportunity to avail itself, himself or herself of same. In light of these facts it is acknowledged that no party shall be construed to be solely responsible for the drafting hereof, and therefore any ambiguity shall not be construed against any party as the alleged draftsman of this Stock Purchase Contract.

         b. COOPERATION. Each party agrees, without further consideration, to cooperate and diligently perform any further acts, deeds and things and to execute and deliver any documents that may from time to time be reasonably necessary or otherwise reasonably required to consummate, evidence, confirm and/or carry out the intent and provisions of this Stock Purchase Contract, all without undue delay or expense.

         c. SURVIVAL OF WARRANTIES. The warranties, representations and covenants of each of the parties to this Stock Purchase contract, shall survive the execution of this Stock Purchase Contract and the consummation of the Stock Purchase.

         d. Interpretation.

                  (i) ENTIRE AGREEMENT/NO COLLATERAL REPRESENTATIONS. Each party expressly acknowledges and agrees that this Stock Purchase Contract: (1) is the final, complete and exclusive statement of the agreement of the parties with respect to the subject matter hereof; (2) supersedes any prior or contemporaneous agreements, promises, assurances, guarantees, representations, understandings, conduct, proposals, conditions, commitments, acts, course of dealing, warranties, interpretations or terms of any kind, oral or written (collectively and severally, the "PRIOR AGREEMENTS"), such that any such prior agreements are of no force or effect

                                       3.
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except as expressly set forth herein; and (3) may not be varied, supplemented or contradicted by evidence of Prior Agreements, or by evidence of subsequent oral agreements. Any agreement hereafter made shall be ineffective to modify, supplement or discharge the terms of this Stock Purchase Contract, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the modification or supplement is sought.

                  (ii) WAIVER. No breach of any agreement or provision herein contained, or of any obligation under this Stock Purchase Contract, maybe waived, nor shall any extension of time for performance of any obligations or acts be deemed an extension of time for performance of any other obligations or acts contained herein, except by written instrument signed by the party to be charged or as otherwise expressly authorized herein. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or a waiver or relinquishment of any other agreement or provision or right or power herein contained.

                  (iii) REMEDIES CUMULATIVE. The remedies of each party under this Stock Purchase Contract are cumulative and shall not exclude any other remedies to which such party may be lawfully entitled.

                  (iv) SEVERABILITY. If any term or provision of this Stock Purchase Contract or the application thereof to any person or circumstance shall, to any extent, be determined to be invalid, illegal or unenforceable under present or future laws effective during the term of this Stock Purchase Contract, then and, in that event: (A) the performance of the offending term or provision (but only to the extent its application is invalid, illegal or unenforceable) shall be excused as if it had never been incorporated into this Stock Purchase Contract, and, in lieu of such excused provision, there shall be added a provision as similar in terms and amount to such excused provision as may be possible and be legal, valid and enforceable, and (B) the remaining part of this Stock Purchase Contract (including the application of the offending term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable) shall not be affected thereby and shall continue in full force and effect to the fullest extent provided by law.

         ARTICLE 4.2 NO RELIANCE UPON PRIOR REPRESENTATION. Each party acknowledges that no other party has made any oral representation or promise which would induce them prior to executing this Stock Purchase Contract to change its position to its detriment, partially perform, or part with value in reliance upon such representation or promise: each party acknowledges that it has taken such action at its own risk; and each party represents that it has not so changed its position, performed or parted with value prior to the time of the execution of this Stock Purchase Contract.

         ARTICLE 4.3 HEADINGS: REFERENCES: INCORPORATION: GENDER. The headings used in this Stock Purchase Contract are for convenience and reference purposes only, and shall not be used in construing or interpreting the scope or intent of this Stock Purchase Contract or any provision hereof. References to this Stock Purchase Contract shall include all amendments or renewals thereof. All cross-references in this Stock Purchase Contract, unless specifically directed to another agreement or document, shall be construed only to refer to provisions within

                                       4.

this Stock Purchase Contract, and shall not be construed to be referenced to the overall transaction or to any other agreement or document. Any exhibit referenced in this Stock Purchase Contract shall be construed to be incorporated in this Stock Purchase Contract. As used in this Stock Purchase Contract, each gender shall be deemed to include the other gender, including neutral genders or genders appropriate for entities, if applicable, and the singular shall be deemed to include the plural, and vice versa, as the context requires.

         ARTICLE 4.4 ENFORCEMENT.

         a. APPLICABLE LAW. This Stock Purchase Contract and the rights and remedies of each party arising out of or relating to this Stock Purchase Contract (including, without limitation, equitable remedies) shall be solely governed by, interpreted under, and construed and enforced in accordance with the laws (without regard to the conflicts of law principles thereof) of the State of California, as if this Stock Purchase Contract were made, and as if its obligations are to be performed, wholly within the State of California.

         b. ARBITRATION. All disputes, controversies, or differences which may arise between the parties, out of or in relation to or in connection with this Agreement, or for the breach thereof, which cannot be resolved between or among the parties shall be finally settled by binding arbitration before the AMERICAN ARBITRATION ASSOCIATION, provided however, that the parties hereto reserve their rights to seek and obtain injunctive or other equitable relief from a court of competent jurisdiction, without waiving the right to compel such arbitration.

         c. ATTORNEYS' FEES AND COSTS. If any party institutes or should the parties otherwise become a party to any action or proceeding based upon or arising out of this Stock Purchase Contract including, without limitation, to enforce or interpret this Stock Purchase Contract or any provision hereof, or for damages by reason of any alleged breach of this Stock Purchase Contract or any provision hereof or for a declaration of rights in connection herewith, or for any other relief, including equitable relief, in connection herewith, the prevailing party in any such action or proceeding, whether or not such action or proceeding proceeds to final judgement or determination, shall be entitled to receive from the non-prevailing party all costs and expenses of prosecuting or defending the action or proceeding, as the case may be, including, without limitation, reasonable attorneys' fees.

         ARTICLE 4.5 ASSIGNABILITY. This Stock Purchase Contract shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assignees; provided, however, that no party hereto will assign its rights or delegate its obligations under this Stock Purchase Contract without the express prior written consent of the other party, which consent shall not be unreasonably withheld.

         ARTICLE 4.6 NOTICES. Unless otherwise specifically provided in this Stock Purchase Contract, all notices, demands, requests, consents, approvals or other communications (collectively and severally called "NOTICES") required or permitted to be given hereunder, or which are given with respect to this Stock Purchase Contract, shall be in writing, and shall be given by: (a) personal delivery (which form of Notice shall be deemed to have been given upon delivery); (b) by telegraph or by private airborne/overnight delivery service (which forms of

                                       5.

Notice shall he deemed to have been given upon confirmed delivery by the delivery agency); (c) by electronic or facsimile or telephonic transmission, provided the receiving party has a compatible device or confirms receipt thereof (which forms of Notice shall be deemed delivered upon confirmed transmission or confirmation of receipt); or (d) by mailing in the UNITED STATES POSTAL SERVICE by registered or certified mail, return receipt requested, postage prepaid (which forms of Notice shall be deemed to have been given upon the fifth (5th) business day following the date mailed). Each party, and their respective counsel, hereby agree that if Notice is to be given hereunder by such party's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing notice provisions. Notices shall be addressed to the address hereinabove set forth in the introductory paragraph of this Stock Purchase Contract, or to such other address as the receiving party shall have specified most recently by like Notice, with a copy to the other parties hereto. Any Notice given to the estate of a party shall be sufficient if addressed to the party as provided in this subparagraph.

         IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Contract as of the date first above written.


                                  BUYER

                                  FUTURE ARTS, LTD.


                                  By: /S/ SIROMMACHOFF R.
                                     -------------------------------------------
                                     Name: Sirommachoff R.
                                     Title: President



                                  SELLER

                                  BP SOFTWARE, LTD., a Texas limited partnership By BP Software, L.L.C., its general partner


                                  By: /S/ SHAUL C. BARUCH
                                     -------------------------------------------
                                     Name: Shaul C. Baruch
                                     Title: Its Managing Member

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